EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-127715, 333-127712, and 333-127713) of Discovery Holding Company of our report dated March 3, 2006 relating to the financial statements of Discovery Communications, Inc. which appears in this Form 10-K.
PricewaterhouseCoopers LLP
McLean, VA
March 22, 2006